Exhibit 16.1

201 First St SE
Suite 800
Cedar Rapids, IA 52401

T +1 319 298 5333
F +1 319 366 6970

www.rsmus.com

December 22, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read AMREP Corporation’s statements included under Item 4.01 of its Form 8-K filed on December 22, 2017 and we agree with such statements concerning our firm.

/s/ RSM US LLP